PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Peoples Community Capital Corporation
         -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


         (2)  Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                              125 PARK AVENUE, N.W.
                           AIKEN, SOUTH CAROLINA 29801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001

TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of People's Community Capital Corporation, which is the holding company for People's Community Bank of South Carolina. This letter serves as notice that the Annual Meeting will be held at our new office located at: 125 Park Avenue, N.W., Aiken, South Carolina 29801 on Thursday, May 17, 2001, at 5:00 p.m., for the following purposes:

1.       To elect three members to the Board of Directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on April 2, 2001 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting. At the meeting, we will report on our performance in 2000 and answer your questions. We are excited about our accomplishments in 2000 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                            By Order of the Board of Directors,

                                            /s/  Tommy B. Wessinger

                                            Tommy B. Wessinger
                                            Chief Executive Officer

Aiken, South Carolina
April 16, 2001

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                              125 PARK AVENUE, N.W.
                           AIKEN, SOUTH CAROLINA 29801

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 17, 2001

         Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set April 2, 2001 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 998,009 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Tommy B. Wessinger and Alan
J. George as your representatives at the meeting. Mr. Wessinger and Mr. George will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. George will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Wessinger and Mr. George will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 16, 2001.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2002 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2003 Annual Shareholders Meeting. Our directors and their classes are:

        Class I                     Class II                    Class III

Margaret Holley-Taylor          Raymond D. Brown             James D. McNair
 Clark D. Moore, M.D.            Alan J. George             Russell D. Phelon
  Donald W. Thompson            Anthony E. Jones           Tommy B. Wessinger
John B. Tomarchio, M.D.

         Shareholders will elect three nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2004 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU ELECT RAYMOND D. BROWN, ALAN
J. GEORGE, AND ANTHONY E. JONES AS CLASS II DIRECTORS.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. George will vote your proxy to elect Mr. Brown, Mr. George, and Mr. Jones. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Wessinger and Mr. George will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         RAYMOND D. BROWN, 56, is a Class II Director of the Company. He resides in North Augusta, South Carolina and is a graduate of Auburn University where he received a Bachelors Degree in Building Construction. He is currently the President and Chief Executive Officer of R.D. Brown Contractors, Inc., a general construction company specializing in commercial and industrial construction. He has served on the Chamber of Commerce Board and the NationsBank Advisory Board in North Augusta, South Carolina.

         ALAN J. GEORGE, 51, is a Class II Director and President of the Company. He served as the President and Chief Operating Officer of the Bank until March 26, 2001 when he became Vice Chairman. He is a resident of Aiken, South Carolina and a graduate of the University of South Carolina, Columbia where he received a Bachelors Degree in English. He is also a graduate of the Canon Trust School in Charlotte, North Carolina and the Stonier Graduate School of Banking. He graduated from the University of South Carolina School of Law in 1974. Mr. George is Chairman of the Aiken Housing Committee, a member of the Salvation Army Boys & Girls Club Advisory Council, and a board member for the Salvation Army. He is also a member of the South Carolina Bar Association, the Aiken County Bar Association, the Aiken Rotary Club, and the St. Thaddeus Episcopal Church. He is a former member of the Board of the University of South Carolina Education Foundation, the Investment Policy Committee, the University of South Carolina Aiken Partnership Board and is past President and a former member of the executive committee of the Trust Division for the South Carolina Bankers Association. Mr. George is also a member of the Corporation, Banking and Securities Law Section of the South Carolina Bar Association.

         ANTHONY E. JONES, 38, is a Class II Director of the Company. Mr. Jones is a resident of Augusta, Georgia. Mr. Jones majored in Finance at the University of Georgia, where he received a bachelor's degree in Business Administration. From 1985 to 1996 he was the General Manager and Treasurer of Gerald Jones VW Inc. and, since 1996, has been the President and Chief Executive Officer of that company. He is also a member of the Augusta Country Club, and Warren Baptist Church in Augusta.

         Set forth below is also information about each of the Company's and Bank's other directors and executive officers. Each of the following directors has been a director of the Company since the Company's formation in 1997. Each director is also a director of the Bank.

         JEAN H. COVINGTON, 43, is the Controller and Chief Financial Officer of the Bank and the Company. She resides in Aiken, South Carolina and graduated from Clemson University. In her career she has held senior financial positions with various companies, and she was an auditor with Arthur Andersen & Co. for three years.

Most recently, Ms. Covington served as Vice President of Finance at Foster Dixiana Corporation in Columbia, South Carolina from 1988 until 1995, where she was responsible for all financial and administrative management, accounting, budget, and treasury functions. She is a member of the South Carolina Association of CPAs and the American Institute of Certified Public Accountants.

         CHARLES E. HARMON, 69, is Executive Vice President and Senior Credit Officer of the Bank. He is a resident of Lexington County, South Carolina and a graduate of the University of South Carolina. Prior to joining People's Community Bank, he worked 31 years in banking with The First National Bank of South Carolina and South Carolina National Bank, retiring December 31, 1991. During his banking career he held positions as an Installment Loan Officer, Branch Manager, City Executive, Commercial Loan Officer and from 1977 until retirement, Head of Loan Administration. He is a graduate of The Graduate School of Banking of The South at Louisiana State University and a graduate of the National Commercial Lending Graduate School at the University of Oklahoma. Since retiring in 1991, he has owned and operated his own business consulting company, CEH Associates, Inc., working with several financial institutions in South Carolina. He is a member of the Board of Directors of Carolina Capital Investment Corporation. He is a member of Pisgah Lutheran Church where he serves on Church Council and as Treasurer of the Pisgah Endowment Fund.

         L. STEPHEN LINEBERRY, 55, is the Senior Vice President of Operations for the Bank. He resides in North Augusta, South Carolina and attended Augusta College. He is also a graduate of the American Institute of Banking. Mr. Lineberry worked for Bankers First Data Services, Inc. from 1983 until 1996, serving as President and Chief Operating Officer from 1990 until 1996. He is a retired member of the Georgia Army National Guard, and a member of the advisory board of the Georgia-Carolina Council of the Boy Scouts of America.

         THOMAS H. LYLES, 51, is the President and Chief Operating Officer of the Bank. He currently resides in Spartanburg, South Carolina and is a graduate of Wofford College, Spartanburg, where he received his Bachelors Degree in Economics. Mr. Lyles received his Masters Degree in Business Administration from the University of South Carolina, Columbia. He is also a graduate of the BAI School of Bank Operations at the University of Wisconsin, Madison. From 1973 to 1989 Mr. Lyles held positions in audit, personnel, branch administration, and operations with Bankers Trust of South Carolina. In 1989 he joined Carolina Southern Bank, Spartanburg, as executive vice president, corporate secretary, and cashier. At the time of the sale of Carolina Southern, Mr. Lyles functioned as the chief operating officer, chief financial officer, and corporate secretary, and was also a member of the board of directors. He remained with Carolina Southern until 2001. Mr. Lyles is a member of the Asset/Liability Committee of the South Carolina Bankers Association. He is also a member of the board of directors of the Terrier Club at Wofford College and a member of the Peer Review Committee of the United Way of Piedmont. Mr. Lyles is a member of the Vestry of the Episcopal Church of the Advent and currently serves as the chair of the Stewardship Committee and the Financial Committee.

         JAMES D. MCNAIR, 83, is a Class III Director of the Company and Vice Chairman of the Company and the Bank. He resides in Aiken, South Carolina and attended the University of South Carolina. He is a graduate of Canon Trust School and the School of Banking of the South at Louisiana State University. Mr. McNair was the President of Farmers and Merchants Bank of Aiken from 1963 to 1983 and was Senior Executive Vice President of Citizens & Southern National Bank from 1983 until 1984. He served as a member of the advisory board of NationsBank until December 1996. Mr. McNair is a past president of the South Carolina Association of Independent Bankers and the South Carolina Bankers Association. He is also a past member of the South Carolina Board of Financial Institutions and was elected Man of the Year in 1984 by the Greater Aiken Chamber of Commerce. Mr. McNair is a charter member, organizer and director of the Lower Savannah Council of Governments and President of the Lower Savannah Council of Governments Development Corporation. He is an honorary member of the Aiken Rotary Club and was also an organizer and past president of Friends of Hopelands, a charitable organization in Aiken. In 1999 Mr. McNair was recognized for 50 years in banking by the South Carolina Banker's Association. In 2000 he was named Independent Banker of the Year by the South Carolina Association of Independent Bankers.

         CLARK D. MOORE, M.D., 56, is a Class I Director of the Company and is a resident of Aiken, South Carolina. Dr. Moore graduated from the University of Illinois under a Western Golf Association Evans Scholarship, a National Merit Scholarship and an Illinois State Scholarship. He received a Masters Degree from

Loyola University, graduated with Honors in Medicine from the St. Louis University School of Medicine, and trained in general surgery and orthopedic surgery at the Medical College of Virginia. In 1993 he was awarded the Order of the Palmetto, the highest civilian award presented by the State of South Carolina. He is a member of the American Association of Orthopedic Surgery, the American Medical Association, the South Carolina Orthopedic Society, and the Eastern Orthopedic Association. He is a member of the board of trustees of the Aiken Regional Medical Centers Hospital and previously served on the Board of Directors of the Hitchcock Rehabilitation Center. Dr. Moore is the founder and senior partner of Carolina Orthopedic Associates P.A., founder and developer of the Aiken Medical Center, and founder of Preferred Care, a physician hospital organization. He is an active member of the Aiken Chamber of Commerce and a former member of the advisory board for NationsBank in Aiken, South Carolina.

         RUSSELL D. PHELON, 59, is a resident of Aiken, South Carolina and is a Class III Director of the Company. He graduated from Rensselaer Polytechnic Institute in 1963 with a Bachelors Degree in Mechanical Engineering and attended Babson Institute in Wellesley, Massachusetts from 1963 until 1964. He is the President and Chief Executive Officer of R.E. Phelon Company, Inc., which is headquartered in Aiken, South Carolina, and Power Parts, Inc. and has served on the Board of Directors of Springfield Wire Company in Springfield, Massachusetts and the board of trustees of Western New England College.

         MARGARET HOLLEY-TAYLOR, 66, is a Class I Director of the Company. She is a resident of Aiken, South Carolina and the owner of Aiken Office Supply. Ms. Holley-Taylor received the "Small Business Person of the Year" award in 1986 and was a recipient of the Finalist Award as the "Aiken County Small Business Person of the Year" in 1991. She previously served on the NationsBank Advisory Board and the Partnership Board of the University of South Carolina, Aiken, and was on the Board of Directors for the Aiken Chamber of Commerce and the Aiken United Way, where she also served as Treasurer for three years. She is a member of the Woodside Plantation Country Club, the Houndslake Country Club, the National Business Products Industry Association, and the Millbrook Baptist Church.

         DONALD W. THOMPSON, 55, is a Class I Director of the Company and a resident of North Augusta, South Carolina. He has been President of Windsor Jewelers, Inc. since 1989 and has been active in the jewelry industry for more than 35 years. Mr. Thompson is a member of the Augusta Kiwanis.

         JOHN B. TOMARCHIO, M.D., 48, is a Class I Director of the Company and a resident of Aiken, South Carolina. He graduated summa cum laude from Central Florida University with a Bachelors Degree in Microbiology and is a graduate of Louisiana State University Medical School. He also received specialty training at Tulane University Medical Center and the Medical College of Georgia and is board certified in Emergency Medicine. He is the founder and former President and Chief Executive Officer of South Carolina Physicians Care, a physicians multi-specialty group. Dr. Tomarchio served as President of the Aiken County Medical Society and was appointed to the Board of Directors of the Aiken-Barnwell Mental Health Association by both South Carolina Governor Campbell and Governor Beasley. He was a member of the Aiken Judicial-Public Safety Commission, the City of Aiken Planning Commission, the Aiken County Indigent Care Commission, and the Vice Chairman of the Aiken Emergency Services Subcommittee. In addition to his private practice in general and family medicine, he is also an active member of a number of professional associations including the Aiken County Medical Society, the South Carolina Medical Association, the American Medical Association, and the American College of Physicians.

         TOMMY B. WESSINGER, 63, is a Class III Director of the Company and is also the Chairman and Chief Executive Officer of the Company and the Bank. He is a resident of Aiken, South Carolina and attended Clemson University. He is also a graduate of the University of North Carolina School of Banking, the Graduate School of Banking of the South, L.S.U., and the Executive Management School at Columbia University. Mr. Wessinger began his banking career in 1968 with Bankers Trust of South Carolina, working in various positions and in various cities throughout South Carolina. In 1982, Mr. Wessinger became a Regional Executive for Bankers Trust where he was responsible for all branches throughout a ten county region, including Aiken County. Mr. Wessinger continued to serve in this role after NCNB acquired Bankers Trust from 1986 until 1992. Following the merger of C&S Bank and NCNB, which resulted in the formation of NationsBank, Mr. Wessinger was employed by NationsBank as a Senior Banking Executive and Senior Commercial Area Executive for the Aiken County area from 1992 until his retirement in 1995. Mr. Wessinger is a recipient of The Order of the Palmetto and was named Man of the Year in

1994 by the Greater Aiken Chamber of Commerce. He is a member of the Board of Directors of Hitchcock Rehabilitation Center, a board member of the Economic Development Board of Aiken and Edgefield Counties, and a current member of the Aiken Rotary Club.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation paid by the Company or the Bank to its Chief Executive Officer and President for the years ended December 31, 1998, 1999, and 2000. No other executive officers of the Company or the Bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long Term
                                                                                               Compensation
                                                           Annual Compensation(1)                 Awards
                                                                          Other Annual      Number of Securities
Name and Principal Position               Year     Salary      Bonus      Compensation       Underlying Options
---------------------------               ----     ------      -----      ------------       ------------------

Tommy B. Wessinger                        2000    $75,000       ---          $4,358                 ---
    Chairman and Chief Executive          1999    $75,000       ---          $2,980                10,500
    Officer of the Company                1998    $71,875       ---         $40,030(2)             52,141
    and the Bank

Alan J. George                            2000    $90,000       ---          $12,872                 ---
    Former President and Chief            1999    $90,000       ---          $13,825                 ---
      Operating Officer of the Company    1998    $90,000       ---          $15,368               52,141
      and the Bank



(1) Executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

(2) In lieu of salary in 1997, the Company issued 5,250 shares of common stock to Mr. Wessinger in October 1998 for no additional consideration. These shares were valued at $37,500, based on the fair market value of the Company's common stock on the date of issuance. On January 23, 2001 the Company declared a 5% stock dividend to shareholders of record as of February 15, 2001. The dividend was paid on March 1, 2001. All share data reflect the dividend.

Employment Agreements

         The Company has entered into employment agreements with both Mr. Wessinger and Mr. George for five year terms beginning March 3, 1997. At the end of each term, upon adoption of a resolution by the Board of Directors, each term shall be extended for an additional year so that each remaining term shall continue to be for five years unless either Mr. Wessinger or Mr. George provide written notice to fix their terms to finite terms of five years commencing with the later date of March 3, 1997, or the date of the latest Board resolution extending each term.

         Tommy B. Wessinger and the Company entered into an employment agreement pursuant to which Mr. Wessinger serves as the Chairman and Chief Executive Officer of the Company and the Bank. The employment agreement provides a salary of $75,000 plus his yearly medical insurance premium. In addition, in lieu of salary before the Bank opened, in 1998 the Company agreed to issue 5,250 shares of common stock to Mr. Wessinger for no additional consideration. Alan J. George and the Company entered into an employment agreement pursuant to which Mr. George served as the President and Chief Operating Officer of the Company and the Bank and will continue to serve as Vice Chairman of the Bank. The employment agreement provides for a salary of $90,000 plus his yearly medical insurance premium.

         Both agreements provide that the executive will be eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Each executive will also participate in the Bank's retirement, welfare and other benefit programs and is entitled to reimbursement for automobile expenses, club dues, and travel and business expenses. In addition, under the agreements, on each anniversary of the opening date of the Bank, Mr. Wessinger and Mr. George will be eligible to receive a cash bonus in an amount determined by the Board of Directors (with each executive abstaining from the determination of his bonus). The amount of the bonuses will be based on performance levels established by the Board of Directors from time to time.

         If the Company terminates either Mr. Wessinger's or Mr. George's employment without cause or if Mr. Wessinger's or Mr. George's employment is terminated due to a sale, merger or dissolution of the Company or the Bank, the Company will be obligated to continue their salaries and bonuses for the first twelve months thereafter plus one-half of their salaries and bonuses for the second twelve months thereafter. Furthermore, the Company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the Company must continue to provide medical benefits to Mr. Wessinger and Mr. George until they reach the age of 65.

         In addition, each employment agreement provides that following termination of their employment with the Bank and for a period of twelve months thereafter, neither Mr. Wessinger, nor Mr. George, may (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Aiken County, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.

         Thomas H. Lyles began employment with the Bank on March 26, 2001 and the terms of his agreement provides for a salary of $125,000 a year to serve as the President and Chief Operating Officer of the Bank. Mr. Lyles will be issued stock options for 20,000 shares of our common stock under the 1998 Stock Incentive Plan with a vesting schedule of four years. Mr. Lyles' options will vest in accordance with meeting certain criteria and profitability and performance goals as the board sets forth. Mr. Lyles does not have a formal employment agreement.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
Tommy B. Wessinger                 37,585                 25,056           $         0          $         0
Alan J. George                     31,285                 20,856           $         0          $         0


(1) The last trade of which the Company is aware prior to December 31, 2000 was at $8.75, which is less than the exercise price of all the options described in this table. Consequently, none of these options are considered to be in-the-money.

DIRECTOR COMPENSATION

         The Company issued stock options for 5,250 shares of common stock to each outside director in 1998. These options are exercisable at $9.52 per share and vest over five years. In August 1999, the Bank began paying directors $100 for each Board meeting attended. Beginning in March 2000, the Bank increased the fee to $300 to the directors for each Board meeting attended.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the Company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 2, 2001.

                                                NUMBER OF SHARES                                % OF BENEFICIAL
                        NAME                        OWNED (1)       RIGHT TO ACQUIRE (2)         OWNERSHIP(3)
                        ----                        ---------       --------------------      ---------------
       Raymond D. Brown                              16,800                 3,150                    1.99%
       Alan J. George                                   932                31,284                    3.13%
       Margaret Holley-Taylor                        18,375                 3,150                    2.15%
       Anthony E. Jones                              35,721                 3,150                    3.88%
       James D. McNair                               15,750                 3,150                    1.89%
       Clark D. Moore, M.D.                          36,225                 3,150                    3.93%
       Russell D. Phelon                             57,539                 3,150                    6.06%
       Donald W. Thompson                            18,690                 3,150                    2.18%
       John B. Tomarchio, M.D.                       19,215                 3,150                    2.23%
       Tommy B. Wessinger                            21,000                37,584                    5.66%

       Executive  officers and directors as a       251,167               107,194                   32.42%
       group (13 persons)


(1)      Includes shares for which the named person:
         o has sole voting and investment power,
         o has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options which vest by that date but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2000, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Bank held 12 meetings. All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for John Tomarchio and Dale Phelon.

         The company's board of directors has appointed a number of committees, including an audit committee and personnel and compensation committee. The audit committee is composed of Mr. Jones, as Chairman, and Mssrs. Taylor, Phelon, and Moore. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met four times in 2000.

         The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Although the audit committee has no written charter, it is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

         The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the Company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. Jones, Taylor, Phelon, and Moore.

AUDIT FEES

         The aggregate fees billed for professional services rendered by the independent auditors during the Company's 2000 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled $14,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed for non-audit services rendered by the independent auditors during the Company's 2000 fiscal year totaled $1,250 for preparation of federal and state income tax return, $16,375 for computer technical support services, and $2,300 for miscellaneous non-audit services.

OTHER COMMITTEES

         Our personnel and compensation committee is responsible for establishing the compensation plans for our bank employees. Its duties include the development with management of all benefit plans for employees of our bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met three times during the year ended December 31, 2000. Currently, the personnel and compensation committee is composed of Mr. Jones, as Chairman, and Mssrs. Moore, Brown, and McNair.

         We do not have a nominating committee or a committee serving a similar function.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates. It is the Company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

         As of December 31, 2000, construction had begun on the new corporate office and main branch in downtown Aiken. A contract was signed with R.D. Brown Contractors of North Augusta for $1,085,435. R.D. Brown Contractors is owned by one of our directors, Raymond D. Brown. Total estimated cost of the project is estimated to be $1,400,000. Total costs for land and construction through December 31, 2000 were approximately $725,000. The project will be funded with available cash. There were no other significant firm commitments outstanding for capital expenditures.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the Company, the Company believes that all such reports for these persons were filed in a timely fashion during 2000, except that Raymond D. Brown and Russell D. Phelon both failed to file a Form 4 in connection with transactions executed during 2000; these delinquencies were corrected and filed with the SEC on January 22, 2001 on Form 5's for each named director.

                              INDEPENDENT AUDITORS

         The Company has selected the firm of Elliott, Davis & Company, L.L.P. to serve as the independent auditors to the Company for the year ending December 31, 2001. We do not anticipate that a representative from this firm will be present at the meeting.

        SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2002 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 17, 2001. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials.

April 16, 2001

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                           TO BE HELD ON MAY 17, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Tommy B. Wessinger and Alan J. George, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of People's Community Capital Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the new office located at: 125 Park Avenue, N.W., Aiken, South Carolina 29801 on Thursday, May 17, 2001, at 5:00 p.m., and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" PROPOSAL NO. 1 TO ELECT THE THREE IDENTIFIED CLASS II DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the three identified Class II directors to serve for three year terms.

          Raymond D. Brown
          Alan J. George
          Anthony B. Jones

          |_|   FOR all nominees                   |_|  WITHHOLD AUTHORITY
                listed (except as marked to             to vote for all nominees
                the contrary)

         (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).



                                         Dated:                           , 2001
                                              ----------------------------

                                               Signature of Shareholder(s)

                                        ----------------------------------------
                                               Please print name clearly

                                        ----------------------------------------
                                               Signature of Shareholder(s)

                                        ----------------------------------------
                                               Please print name clearly

                                        Please sign exactly as name or names
                                        appear on your stock certificate. Where
                                        more than one owner is shown on your
                                        stock certificate, each owner should
                                        sign. Persons signing in a fiduciary or
                                        representative capacity shall give full
                                        title. If a corporation, please sign in
                                        full corporate name by authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.